CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our Firm under the caption "Auditors" in the Statement of Additional Information in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 33-81800) of the Variable Insurance Funds. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectuses for the BB&T Growth and Income Fund and the AmSouth Equity Income Fund in this Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A (File No. 33-81800).

                                      /s/ PricewaterhouseCoopers LLP
                                          ------------------------------------
                                          PricewaterhouseCoopers LLP


Columbus, Ohio
January 20, 1999